EXHIBIT 11

                                U S WEST, Inc.
                  Computation of Earnings Per Common Share
                  (In Thousands, Except Per Share Amounts)
                            1994                   1993
                     3rd Quarter    YTD      3rd Quarter     YTD
                     ----------  ----------  -----------  ----------
Income (loss) from
  continuing
  operations           $318,427   $1,016,982 ($375,058)   $211,832
Discontinued
  operations:
  Income to June 1,
    1993, net of tax       -           -          -         38,526
Estimated loss from
  June 1, 1993 through
    disposal, net of tax   -           -          -       (100,000)
Income tax rate change     -           -       (20,000)    (20,000)
                       ---------- ---------- ----------   ---------
Income (loss) before      318,427  1,016,982  (395,058)    130,358
  extraordinary items
Extraordinary items -
   (net of tax):
  Discontinuance of
    SFAS No. 71              -          -   (3,123,000) (3,123,000)
  Early extinguishment
    of debt                  -          -      (26,998)    (77,220)
                      ---------- ----------  ---------- -----------
Net income (loss)        318,427  1,016,982 (3,545,056) (3,069,862)
Less preferred
  dividends                  292        292       -           -
Net income (loss)
  available for       ---------- ----------  ----------  ----------
  common share
    calculation         $318,135 $1,016,690 ($3,545,056) ($3,069,862)
                      ========== ==========  =========== ===========

EARNINGS (LOSS) PER COMMON SHARE:
Weighted average
  common shares
    outstanding         454,997    451,037     417,081    416,052
                      =========  =========    ========   ========



Income (loss) from
  continuing
    operations            $0.70      $2.25      ($0.90)     $0.51

Discontinued operations:
  Income to June 1,
    1993, net of tax        -          -           -         0.09
  Estimated loss from
    June 1, 1993
      through disposal,
      net of tax            -          -           -        (0.24)
  Income tax rate
      change                -          -         (0.05)     (0.05)
                      ---------  ---------   ----------  ---------
Income (loss) before
  extraordinary items      0.70       2.25       (0.95)      0.31

Extraordinary items -
   (net of tax):
  Discontinuance of
    SFAS No. 71             -          -         (7.49)     (7.51)
  Early extinguishment
    of debt                 -          -         (0.06)     (0.18)
                      ---------- ----------  ----------  ---------
Earnings (loss)
  per common share         $0.70      $2.25     ($8.50)    ($7.38)
                      ========== ==========  ========== ==========

EXHIBIT 11

                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)

EARNINGS (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE:
                                  1994                   1993
                        3rd Quarter    YTD      3rd Quarter    YTD
                        ----------  ----------  ----------  --------

Weighted average
  common shares
  outstanding            454,997    451,037     417,081     416,052
Incremental shares
  from assumed
    exercise of
    stock options            493        504        - *          394
                        --------   --------     -------     -------
     Total common
       shares            455,490    451,541     417,081     416,446
                        ========   ========     =======     =======



Income (loss) from
  continuing
    operations             $0.70      $2.25      ($0.90)      $0.51
Discontinued operations:
  Income to June 1,
    1993, net of tax         -          -           -          0.09
Estimated loss from
  June 1, 1993 through
    disposal, net of tax     -          -           -         (0.24)

  Income tax rate change     -          -         (0.05)      (0.05)
                          -------    ------      -------     -------
Income (loss) before        0.70       2.25       (0.95)       0.31
  extraordinary items
Extraordinary items -
   (net of tax):
  Discontinuance of
    SFAS No. 71              -          -         (7.49)      (7.50)
  Early extinguishment
    of debt                  -          -         (0.06)      (0.18)
                          -------    ------      -------     -------
Earnings (loss) per
  common and common
    equivalent share       $0.70      $2.25      ($8.50)     ($7.37)
                          =======    =======     =======     =======







* Amounts are excluded from primary earnings (loss) per common share calculation due to their anti-dilutive effect.

EXHIBIT 11

                              U S WEST, Inc.
                 Computation of Earnings Per Common Share
                 (In Thousands, Except Per Share Amounts)
EARNINGS (LOSS) PER COMMON SHARE -
ASSUMING FULL DILUTION:

                                1994                    1993
                       3rd Quarter    YTD      3rd Quarter      YTD
                       ---------- ----------   ----------   --------
Income (loss) from
  continuing           $318,427   $1,016,982   ($375,058)   $211,832
  operations
Interest on
  Convertible Liquid
    Yield Option Notes
    (LYONS)               5,440       16,215       - *         - *
                       --------   ----------   ----------   --------
Adjusted income (loss)
  from continuing
    operations          323,867    1,033,197   (375,058)     211,832
Less preferred
  dividends                 292          292       -           -
                       --------    ---------   ---------    --------
Adjusted income (loss)
  from continuing
    operations avail-
    able for common
    share calculation  $323,575   $1,032,905  ($375,058)    $211,832
                       ========   ==========  ==========    ========

Weighted average
  common shares
    outstanding         454,997      451,037    417,081      416,052
Incremental shares
  from assumed
    exercise of
    stock options           493          504        - *          554
Shares issued upon
  conversion of LYONS     9,894       10,112        - *          - *
                       --------   ----------   --------     --------
     Total common
       shares           465,384      461,653    417,081      416,606
                       ========   ==========   ========     ========

Adjusted income
  (loss) from continu-
    ing operations        $0.70        $2.24     ($0.90)       $0.51
Discontinued operations:
  Income to June 1, 1993,
    net of tax              -            -          -           0.09
Estimated loss from
  June 1, 1993 through
    disposal, net of
    tax                     -            -          -          (0.24)
Income tax rate change      -            -        (0.05)       (0.05)
                       --------   ----------   ---------    ---------
Adjusted income (loss)
  before extraordinary
    items                  0.70         2.24      (0.95)        0.31

Extraordinary items -
    (net of tax):
  Discontinuance of
    SFAS No. 71             -            -        (7.49)       (7.50)
  Early extinguishment
    of debt                 -            -        (0.06)       (0.18)
                       --------   ----------   ---------    ---------
Earnings (loss)
  per common share
    assuming full
    dilution              $0.70        $2.24     ($8.50)      ($7.37)
                     ==========   ==========  ==========   ==========

* Amounts are excluded from fully diluted earnings (loss) per common share calculation due to their anti-dilutive effect.